                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Vistana, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           [LOGO OF VISTANA, INC.]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  Notice is hereby given that the Annual Meeting of Shareholders of Vistana, Inc., a Florida corporation (the "Company"), will be held at the Hyatt Regency Grand Cypress, One Grand Cypress Boulevard, Orlando, Florida on Wednesday, April 28, 1999 at 11:00 a.m., local time, for the following purposes:

  (1) To elect two (2) directors to serve until the Annual Meeting of Shareholders in 2002 and until their successors are elected and qualified;

  (2) To ratify the engagement of KPMG LLP as the Company's independent auditors for 1999; and

  (3) To transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on March 5, 1999 are entitled to notice of and to vote at the meeting and any postponements or adjournments thereof. A complete list of the shareholders entitled to vote at the meeting will be subject to inspection by any shareholder at the Company's principal executive offices located at 8801 Vistana Centre Drive, Orlando, Florida 32821, during ordinary business hours, for a period of ten days prior to the meeting. The Company's Board of Directors extends a cordial invitation to all shareholders to attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Susan Werth
                                          Susan Werth
                                          Secretary

Orlando, Florida
March 17, 1999

                            YOUR VOTE IS IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED REPLY ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                 VISTANA, INC.
                           8801 Vistana Centre Drive
                            Orlando, Florida 32821

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 1999

                               ----------------

                                 INTRODUCTION

  The accompanying proxy is solicited by the Board of Directors of Vistana, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any postponements or adjournments thereof (the "Annual Meeting"). The Company's principal executive offices are located at 8801 Vistana Centre Drive, Orlando, Florida 32821, and its telephone number is
(407) 239-3000. Shareholders of record at the close of business on March 5, 1999 are entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about March 17, 1999. Unless the context otherwise requires, the "Company" includes the corporate and partnership predecessors of Vistana, Inc.

                                  THE MEETING

VOTING AT THE MEETING

  On March 5, 1999, there were 21,224,172 shares of common stock of the Company, $.01 par value per share (the "Common Stock"), issued and outstanding. Each share of Common Stock issued and outstanding on March 5, 1999 entitles the holder thereof to one vote on all matters submitted to a vote of shareholders at the meeting.

  The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for (i) the ratification of the engagement of KPMG LLP ("KPMG") as the Company's independent auditors for 1999, and (ii) the taking of all other actions that may properly come before the meeting. Jeffrey A. Adler and Raymond L. Gellein, Jr. (together with their affiliated limited partnerships and certain trusts primarily for their benefit and the benefit of their family members and Mr. Gellein's former spouse, the "Principal Shareholders"), who beneficially own in the aggregate approximately 55% of the issued and outstanding shares of Common Stock, have indicated their intent to vote FOR all nominees proposed for election to the Company's Board of Directors and FOR the proposal to ratify the engagement of KPMG. See "Certain Relationships and Related Transactions."

PROXIES AND PROXY SOLICITATION

  All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated on such proxies, they will be voted FOR the election of each nominee named below under "Election of Directors" and FOR the proposal to ratify the engagement of KPMG. If any other matters not described herein are properly presented at the meeting for action, which is not presently anticipated, the persons named in the enclosed proxy will vote all proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each shareholder who executes and returns a proxy may revoke the proxy at any time before it is voted at the meeting by timely submission, to the

Secretary of the Company, of a written notice of revocation or a duly executed proxy bearing a later date. In addition, if a shareholder is present at the meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

  For purposes of determining whether a proposal has received a majority vote, proxies marked "Abstain" will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such proposal submitted for a vote of the shareholders. Director nominees must receive the affirmative vote of a plurality of the shares represented of the meeting, which means that a vote "Withheld" from a particular nominee or nominees will not affect the outcome of the election of directors. If a broker indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those "non-voted" shares will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore would not be considered by the Company when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

  The costs of soliciting proxies will be paid by the Company. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth information as of March 1, 1999 regarding the beneficial ownership of the Common Stock of the Company with respect to (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock, (ii) each director and nominee for director to the Company, (iii) each person named as an executive officer of the Company in the Summary Compensation Table appearing elsewhere herein, and (iv) all directors and named executive officers of the Company as a group.

                                                 NUMBER OF SHARES
NAME(1)                                        BENEFICIALLY OWNED(2) PERCENTAGE
-------                                        --------------------- ----------
Warburg Pincus Asset Management, Inc.........        3,072,600         13.8%
 466 Lexington Avenue
 New York, New York 10017
NevEast Limited Partnership(3)...............        2,798,953         12.6%
 5851 West Charleston Blvd., Suite 1000
 Las Vegas, Nevada 89102
NevWest Limited Partnership(4)...............        2,778,728         12.5%
 5851 West Charleston Blvd., Suite 1000
 Las Vegas, Nevada 89102
Rija Limited Partnership(5)..................        5,989,710         27.0%
 5851 West Charleston Blvd., Suite 1000
 Las Vegas, Nevada 89102
Raymond L. Gellein, Jr.(6)...................        5,604,764         25.3%
Jeffrey A. Adler(7)..........................        6,111,333         27.6%
James G. Brocksmith, Jr.(8)..................           11,000           *
Laurence S. Geller(9)........................           45,000           *
Charles E. Harris(10)........................          265,517          1.2%
Steven J. Heyer(11)..........................           55,000           *
Matthew E. Avril(12).........................          490,000          2.2%
Susan Werth(13)..............................          129,250           *
Mark E. Patten(14)...........................            6,400           *
All directors and named executive officers as       12,768,680         57.4%
 a group (9 persons)(15).....................

--------
*  Less than 1%.
(1) Except as indicated above, the address of each director, executive officer and beneficial owner of more than 5% of the currently outstanding shares of Common Stock is in care of the Company, 8801 Vistana Centre Drive, Orlando, Florida 32821.
(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after the date of this table. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire from the Company within 60 days after the date of this table is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) All of the issued and outstanding capital stock of the two corporate general partners of NevEast Limited Partnership, a Nevada limited partnership ("NevEast"), is owned by trusts for which either Raymond L. Gellein, Jr. or Mr. Gellein's former spouse act as trustee. See note (6) below.
(4) All of the issued and outstanding capital stock of the corporate general partner of NevWest Limited Partnership, a Nevada limited partnership ("NevWest"), is owned by a trust for which Raymond L. Gellein, Jr. acts as trustee. See note (6) below.
(5) All of the issued and outstanding capital stock of the corporate general partner of Rija Limited Partnership, a Nevada limited partnership ("Rija"), is owned by a trust for which Jeffrey A. Adler acts as trustee. See note (7) below.
(6) Includes 2,798,953 shares of Common Stock held by NevEast and 2,778,728 shares of Common Stock held by NevWest. All of the issued and outstanding capital stock of the two corporate general partners of NevEast is owned by trusts for which either Mr. Gellein or Mr. Gellein's former spouse act as trustee. See note (3) above. All of the issued and outstanding capital stock of the corporate general partner of NevWest is owned by a trust for which Mr. Gellein acts as trustee. See note (4) above. Of such shares of Common Stock held by NevEast and NevWest, 913,500 shares of Common Stock are subject to options granted to certain executive officers, consultants to and other current and former employees of, the Company. See notes (10),
    (12), (13) and (15) below. Also includes 27,083 shares of Common Stock which may be acquired upon exercise of options granted under the Vistana Stock Plan (the "Stock Plan"), which are exercisable within 60 days after the date of this table, and excludes options to acquire 22,917 shares of Common Stock granted by the Company pursuant to the Stock Plan which are not exercisable within 60 days after the date of this table. Also excludes an aggregate of 629,569 shares of Common Stock held by various trusts, of which Mr. Gellein is not trustee, for the benefit of members of Mr. Gellein's family and Mr. Gellein's former spouse and members of her family.
(7) Includes 94,540 shares of Common Stock held by various trusts primarily for the benefit of Mr. Adler and members of his family. Mr. Adler, who serves as trustee of each of such trusts, has exclusive authority to vote all shares of stock, including the Common Stock, held thereby. Also includes 5,989,710 shares of Common Stock held by Rija. All of the issued and outstanding capital stock of the corporate general partner of Rija is owned by a trust for which Mr. Adler serves as trustee. Of such shares of Common Stock held by Rija, 913,500 shares of Common Stock are subject to options granted to certain executive officers, consultants to, and other current and former employees of, the Company. See notes (10), (12), (13) and (15) below. Also includes 27,083 shares of Common Stock which may be acquired upon exercise of options granted under the Stock Plan, which are exercisable within 60 days after the date of this table, and excludes options to acquire 22,917 shares of Common Stock granted by the Company pursuant to the Stock Plan which are not exercisable within 60 days after the date of this table. Excludes an aggregate of 123,000 shares of Common Stock held by various trusts, of which Mr. Adler is not trustee, for the benefit of Mr. Adler's spouse and children.
(8) Includes 10,000 shares of Common Stock which may be acquired upon exercise of options granted under the Stock Plan which are exercisable within 60 days after the date of this table.
(9) Includes 45,000 shares of Common Stock which may be acquired upon exercise of options granted under the Stock Plan which are exercisable within 60 days after the date of this table. Excludes 15,000 shares of Common Stock held by a trust for which Mr. Geller does not serve as a trustee and of which he is not a beneficiary.
(10) Includes 108,750 shares of Common Stock which may be acquired upon exercise of options granted under the Stock Plan which are exercisable within 60 days after the date of this table, 141,667 shares of Common Stock which may be acquired upon the exercise of options granted by the Principal Shareholders which are exercisable within 60 days after the date of this table and 600 shares of Common Stock owned by Mr. Harris' children. Excludes 116,250 shares of Common Stock issuable pursuant to options granted under the Stock Plan which are not exercisable within 60 days after the date of this table and 258,333 shares of Common Stock which may be acquired upon the exercise of options granted by the Principal Shareholders which are not exercisable within 60 days after the date of this table.

(11) Includes 45,000 shares of Common Stock which may be acquired upon exercise of options granted under the Stock Plan which are exercisable within 60 days after the date of this table.
(12) Includes (i) 400,000 shares of Common Stock which may be acquired upon exercise of options granted by the Principal Shareholders which are exercisable within 60 days after the date of this table and (ii) 90,000 shares of Common Stock which may be acquired upon exercise of options granted under the Stock Plan which are exercisable within 60 days after the date of this table. Mr. Avril resigned as an officer and employee of the Company effective December 31, 1998 and effective January 1, 1999, became a consultant to the Company. See "Executive Officers--Executive Compensation."
(13) Includes (i) 85,000 shares of Common Stock which may be acquired upon exercise of options granted by the Principal Shareholders which are exercisable within 60 days after the date of this table and (ii) 43,750 shares of Common Stock which may be acquired upon exercise of options granted under the Stock Plan which are exercisable within 60 days after the date of this table. Excludes (i) an aggregate of 40,000 shares of Common Stock which may be acquired upon exercise of options granted by the Principal Shareholders held by various trusts, of which Ms. Werth is not trustee, for the benefit of Ms. Werth's children, (ii) options to acquire 31,250 shares of Common Stock granted by the Company pursuant to the Stock Plan which are not exercisable within 60 days after the date of this table, and (iii) 1,000 shares of Common Stock owned by Ms. Werth's spouse, for which Ms. Werth disclaims beneficial ownership.
(14) Includes 6,250 shares of Common Stock which may be acquired upon exercise of options granted under the Stock Plan which are exercisable within 60 days after the date of this table. Excludes options to acquire 18,750 shares of Common Stock granted by the Company pursuant to the Stock Plan which are not exercisable within 60 days after the date of this table.
(15) Includes (i) 11,719,847 shares of Common Stock beneficially owned by the Principal Shareholders; (ii) an aggregate of 626,667 shares of Common Stock which may be acquired upon exercise of options granted by the Principal Shareholders which are exercisable within 60 days after the date of this table; and (iii) 395,416 shares of Common Stock which may be acquired upon exercise of options granted under the Stock Plan which are exercisable within 60 days after the date of this table. Excludes options to acquire an aggregate of 166,250 shares of Common Stock granted by the Company pursuant to the Stock Plan which are not exercisable within 60 days after the date of this table and options to acquire 258,333 shares of Common Stock granted by the Principal Shareholders which are not exercisable within 60 days after the date of this table.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The Company's Articles of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with each class having a three-year term. The Board of Directors is presently comprised of six members. Messrs. Gellein and Brocksmith have been classified as the class of directors having a term expiring at the Annual Meeting. Messrs. Adler and Harris have been classified as the class of directors having a term expiring at the 2000 Annual Meeting of Shareholders and Messrs. Geller and Heyer have been classified as the class of directors having a term expiring at the 2001 Annual Meeting of Shareholders. The classification of directors makes it more difficult for a significant shareholder to change the composition of the Board of Directors in a relatively short period of time and, accordingly, provides the Board of Directors and shareholders time to review any proposal that a significant shareholder may make and to pursue alternative courses of action which the Board of Directors believes are fair to all shareholders of the Company.

  If elected at the Annual Meeting, each of the two nominees for director, Raymond L. Gellein, Jr. and James G. Brocksmith, Jr., would serve until the Annual Meeting of Shareholders in the year 2002 and until their respective successors have been elected and qualified. Each of the nominees are now members of the Board of Directors. It is not contemplated that either of the nominees will be unable or unwilling to serve; however, if either nominee is unable or unwilling to serve, it is intended that the shares represented by proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

  The shares of Common Stock represented by the enclosed proxy, if given and unless otherwise specified, will be voted by the persons named as proxies FOR the election of the individuals nominated by the Board of Directors. The Principal Shareholders, who beneficially own in the aggregate approximately 55% of the issued and outstanding shares of Common Stock, have indicated their intent to vote FOR the election of the individuals nominated by the Board of Directors. See "Certain Relationships and Related Transactions."

  Set forth below is biographical information for each person nominated and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS IN THE YEAR 2002

  RAYMOND L. GELLEIN, JR., age 51, has served as Chairman of the Board, Co-Chief Executive Officer and a Director of the Company since December 1996. Mr. Gellein served as Chairman of the Board and a Director of the Company since November 1991 and served as Chief Executive Officer of the Company from 1981 to November 1991.

  JAMES G. BROCKSMITH, JR., age 58, has served as a director of the Company since February 24, 1998. Mr. Brocksmith served as a partner of KPMG from 1971 to January 1997, and from 1990 to October 1996, Mr. Brocksmith served as the Deputy Chairman of the Board and Chief Operating Officer of KPMG. Since January 1997, Mr. Brocksmith has been a self-employed business consultant for several companies including Best Buy Company, The Ohio Company and (during 1997 only) the Company. Mr. Brocksmith is a member of the board of directors of Nationwide Financial Services, Inc., a publicly traded provider of life insurance, mutual funds and pension products, and of CIBER, Inc., a publicly traded information technology consulting company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING OF SHAREHOLDERS

  JEFFREY A. ADLER, age 46, has served as President, Co-Chief Executive Officer and a Director of the Company since December 1996. Mr. Adler served as President and a Director of the Company since November 1991 and served as Executive Vice President of the Company from 1983 to November 1991.

  CHARLES E. HARRIS, age 52, has served as Vice Chairman of the Board and Chief Financial Officer of the Company since November 1997, as Treasurer since June 1998 and as a Director since March 1997. Mr. Harris has served as President and Chief Executive Officer of Synagen Capital Partners, Inc., a private merchant banking firm ("Synagen"), since 1989. Mr. Harris has advised the Company that Synagen does not intend to engage in active operations during the period of his employment with the Company. He served as President and Chief Executive Officer of Allen C. Ewing & Co. ("Ewing"), an investment banking firm, from 1995 and 1994, respectively, until November 1997. He has served as non-executive Chairman of Ewing since November 1997. Mr. Harris was Vice President--Corporate Finance of Ewing from 1992 to 1994. Earlier
Mr. Harris was engaged in the private practice of law.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING OF SHAREHOLDERS

  LAURENCE S. GELLER, age 51, has served as a Director of the Company since March 1997. Mr. Geller has served as Chief Executive Officer of Strategic Hotel Capital Incorporated, a lodging real estate ownership company, since its inception in May 1997. Previously, he served as the Chairman of Geller & Co., a real estate, gaming, tourism and lodging industry consulting company, from December 1989 to April 1997. From 1984 through December 1989, Mr. Geller served as the Executive Vice President and Chief Operating Officer of Hyatt Development Corporation, a developer of domestic and international hotels and resorts. Mr. Geller is a director of Sunstone Hotel Investors, Inc., a publicly traded lodging real estate investment trust, and Interactive Entertainment Limited, a publicly traded gaming technology company.

  STEVEN J. HEYER, age 46, has served as a Director of the Company since March 1997. Mr. Heyer has served as President and Chief Operating Officer of Turner Broadcasting System, Inc., a subsidiary of Time Warner, Inc., since January 1998. Previously, he served as President, Worldwide Sales, Marketing, Distribution and International Networks for Turner Broadcasting System, Inc. from September 1996 to January 1998. Mr. Heyer joined Turner Broadcasting System, Inc. in May 1994 as President of Turner Broadcasting Sales, Inc. From September 1992 to May 1994, Mr. Heyer was President of Young & Rubicam Advertising Worldwide and Executive Vice President, a Director and a member of the Executive Committee of Young & Rubicam, Inc., an international advertising agency.

BOARD COMMITTEES AND MEETINGS

  The Board of Directors has designated an Audit Committee, a Compensation Committee and a Nominating Committee. The members of the Audit Committee and the Compensation Committee are Messrs. Geller and Heyer, each of whom is a "non-employee director" of the Company as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Nominating Committee are Messrs. Gellein and Adler.

  The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls.

  The Compensation Committee determines compensation for the Company's senior executive officers, determines awards under the Stock Plan, and administers the Vistana, Inc. Employee Stock Purchase Plan.

  The Nominating Committee recommends to the full Board of Directors nominees for election as directors of the Company and the composition of committees of the Board of Directors. The Nominating Committee will consider nominees for directors recommended by the Company's shareholders. Recommendations should be submitted in writing to Jeffrey A. Adler, Chairman of the Nominating Committee, 8801 Vistana Centre Drive, Orlando, Florida 32821.

  During 1998, the Board of Directors held ten meetings, the Compensation Committee held five meetings, the Audit Committee held four meetings, and the Nominating Committee held one meeting. Each person who was a director of the Company during 1998 attended or participated in at least 75% of the aggregate number of meetings held by the Board of Directors and the committees, if any, on which such director served during 1998.

COMPENSATION OF DIRECTORS

  Each director of the Company who was not then an employee of the Company or the beneficial owner of 5% or more of the outstanding Common Stock (an "Eligible Director") and who was a director of the Company upon completion of the Company's initial public offering in 1997 was granted options to purchase 45,000 shares of Common Stock at an exercise price equal to $12 per share. Of such options, options to purchase 15,000 shares of Common Stock became exercisable immediately upon grant, options to purchase 15,000 shares of Common Stock became exercisable immediately following the date of the 1998 annual meeting, and options to purchase the remaining 15,000 shares of Common Stock will be exercisable immediately following the date of the Annual Meeting (provided that such initial director continues to be a director of the Company following the Annual Meeting). Each initial director of the Company who remains an Eligible Director will also be granted options to purchase 5,000 shares of Common Stock on the date of each scheduled annual meeting of the Company's shareholders commencing on the date of the 2000 annual meeting of the Company's shareholders. Subject to certain exceptions, each new director of the Company who is an Eligible Director was granted options to purchase 5,000 shares of Common Stock on the date such individual was elected a director and will also be granted options to purchase 5,000 shares of Common Stock on the date of each scheduled annual meeting of the Company's shareholders in the following year and each subsequent year while such individual remains an Eligible Director.

  Each director of the Company who is an Eligible Director is paid an annual fee of $18,000, payable in equal quarterly installments.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock (collectively, "insiders"), to file reports with the Securities and Exchange Commission (the "Commission") disclosing their ownership of Common Stock and changes in such ownership. The rules of the Commission require the insiders to provide the Company with copies of all Section 16(a) reports filed with the Commission.

  Based solely upon a review of copies of Section 16(a) reports received by the Company, and written representations, in certain instances, that no such reports were required to be filed with the Commission, the Company believes that its insiders have complied with all Section 16(a) filing requirements applicable to them during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  There are no "interlocks" (as defined by the rules of the Commission) with respect to any member of the Compensation Committee, and such Committee consists entirely of independent, non-employee directors.

                              EXECUTIVE OFFICERS

  The executive officers of the Company are as follows:

NAME                      AGE POSITION
----                      --- --------
Raymond L. Gellein, Jr..   51 Chairman of the Board, Co-Chief Executive Officer and Director
Jeffrey A. Adler........   46 President, Co-Chief Executive Officer and Director
Charles E. Harris.......   52 Vice Chairman of the Board, Chief Financial Officer,
                               Treasurer and Director
Susan Werth.............   50 Senior Vice President, General Counsel and Secretary
Mark E. Patten..........   35 Vice President and Chief Accounting Officer

  See "Proposal 1: Election of Directors" above for biographical information concerning Messrs. Gellein, Adler and Harris. Information concerning the other executive officers of the Company listed above, including their principal occupations and employment, is set forth below:

  SUSAN WERTH has served as Senior Vice President, General Counsel and Secretary since December 1996. Ms. Werth served as Senior Vice President--Law from May 1996 to December 1996. Prior thereto Ms. Werth represented the Company as outside counsel for approximately 10 years. From January 1990 until May 1996, Ms. Werth was a partner of the law firm of Weil, Gotshal & Manges, LLP, in Miami, Florida.

  MARK E. PATTEN has served as Vice President and Chief Accounting Officer since January 1998. From June 1997 until January 1998, Mr. Patten was a partner in the Information Risk Management practice of KPMG in Miami, Florida. Mr. Patten served as a Senior Manager for KPMG in Miami from January 1995 through June 1997. Prior thereto, Mr. Patten was a Senior Manager in KPMG's executive office in its Department of Professional Practice in New York City.

  Officers are appointed by and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

  Summary of Cash and Certain Other Compensation. The following table sets forth information with respect to all compensation paid by the Company to the Company's Co-Chief Executive Officers and each of the other four most highly compensated executive officers for the year ended December 31, 1998 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION  LONG-TERM COMPENSATION
                                  ------------------- ------------------------
                                                        SECURITIES      LTIP
                                                        UNDERLYING    PAYOUTS   OTHER ANNUAL
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS(1)  OPTIONS/SARS(2)   (3)    COMPENSATION(4)
---------------------------  ---- --------- --------- --------------- -------- ---------------
Raymond L. Gellein, Jr. ...  1998 $ 400,000 $ 320,000         --           --      $10,725
 Chairman of the Board and   1997 $ 399,278 $ 216,000      50,000          --      $10,725
 Co-Chief Executive Officer  1996 $ 530,204       --          --           --      $13,125

Jeffrey A. Adler...........  1998 $ 400,000 $ 320,000         --           --      $10,725
 President and Co-Chief      1997 $ 399,278 $ 216,000      50,000          --      $10,725
 Executive Officer           1996 $ 530,204       --          --           --      $13,125

Charles E. Harris (5)......  1998 $ 380,000 $ 328,000         --           --          --
 Vice Chairman of the Board, 1997 $  39,038 $     --
 Chief Financial Officer
 and Treasurer

Matthew E. Avril (6).......  1998 $ 350,000 $ 105,000         --      $500,000     $ 6,698
 Executive Vice President    1997 $ 249,808 $ 150,000         --      $500,000     $ 6,697
  and Chief Operating        1996 $ 225,000 $ 128,750     180,000     $125,000     $ 8,840
  Officer

Susan Werth (7)............  1998 $ 230,000 $  94,760         --      $100,000         --
 Senior Vice President,      1997 $ 229,962 $  92,000         --      $100,000     $ 8,801
  General Counsel and        1996 $ 149,712 $  78,750      75,000          --      $ 4,132
  Secretary

Mark E. Patten (8).........  1998 $ 145,231 $  40,230      25,000          --      $ 8,602
 Vice President and
 Chief Accounting Officer

--------
(1) Reflects amounts paid in 1999, 1998 and 1997 in respect of the years ended December 31, 1998, December 31, 1997 and December 31, 1996, respectively.
(2) Does not include options to acquire 400,000, 400,000 and 125,000 shares of Common Stock granted by the Principal Shareholders to Mr. Harris, Mr. Avril and Ms. Werth, respectively. See "Security Ownership of Certain Beneficial Owners and Management."
(3) Consists of deferred executive incentive compensation under a previous plan.
(4) In accordance with the rules of the Commission, other compensation in the form of perquisites and other personal benefits has not been separately itemized because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 20% of the annual salary and bonus for the named executive officer for such year.
(5) Mr. Harris' employment by the Company commenced in November 1997. Accordingly, salary and bonus amounts in fiscal 1997 reflect a partial year of employment.
(6) Mr. Avril resigned as an officer and employee of the Company effective December 31, 1998. He became a consultant to the Company effective January 1, 1999.
(7) Ms. Werth's employment by the Company commenced in May 1996. Accordingly, salary and bonus amounts in fiscal 1996 reflect a partial year of employment.
(8) Mr. Patten's employment by the Company commenced in late January 1998. Accordingly, salary and bonus amounts in fiscal 1998 reflect a partial year of employment.

  Stock Option Grants in Last Fiscal Year. The following table contains information concerning the grant by the Company of stock options during the fiscal year ended December 31, 1998 to the Named Executive Officers. The table also lists potential realizable values of such options on the basis of assumed annual compounded stock appreciation rates of 5% and 10% over the life of the options which are set for a maximum of 10 years.

                             OPTION GRANTS IN 1998

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUES AT ASSUMED
                                                                                  ANNUAL RATES OF
                          NUMBER OF   PERCENT OF                                    SHARE PRICE
                          SECURITIES TOTAL OPTIONS                               APPRECIATION FOR
                          UNDERLYING  GRANTED TO   EXERCISE OR                    OPTION TERM(2)
                           OPTIONS   EMPLOYEES IN  BASE PRICE                  ---------------------
NAME                      GRANTED(1)  FISCAL YEAR   PER SHARE  EXPIRATION DATE    5%         10%
----                      ---------- ------------- ----------- --------------- --------- -----------
Raymond L. Gellein, Jr..       --         --            --             --             --          --
Jeffrey A. Adler........       --         --            --             --             --          --
Charles E. Harris.......       --         --            --             --             --          --
Matthew E. Avril........       --         --            --             --             --          --
Susan Werth.............       --         --            --             --             --          --
Mark E. Patten..........    25,000       15.9%       $25.50        1/30/09     $ 401,000 $ 1,016,000

--------
(1) These options are nonqualified stock options, have a ten-year term and, shall become vested at the rate of 25% per year on each of the first four anniversaries of the date of grant.
(2) The potential realizable value is reported net of the exercise price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation of the shares of Common Stock underlying each option at 5% and 10% from the date of grant to the expiration date of the option.

  Option Holdings. The following table sets forth information with respect to the aggregate number and value of shares underlying unexercised options held as of December 31, 1998 by each of the Named Executive Officers.

                     FISCAL YEAR-END OPTIONS VALUES(1)(2)

                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED OPTIONS IN-THE-MONEY OPTIONS
                                   AT FISCAL YEAR-END        AT FISCAL YEAR-END
                             ------------------------------ --------------------
                                      EXERCISABLE/              EXERCISABLE/
NAME                                 UNEXERCISABLE             UNEXERCISABLE
----                         ------------------------------ --------------------
Raymond L. Gellein, Jr......        22,917 /  27,083         $ 45,834 /  54,166
Jeffrey A. Adler............        22,917 /  27,083         $ 45,834 /  54,166
Charles E. Harris...........        78,750 / 146,250         $ 60,000 /  30,000
Matthew E. Avril............        90,000 /       0         $270,000 /       0
Susan Werth.................        37,500 /  37,500         $112,500 / 112,500
Mark E. Patten..............             0 /  25,000         $      0 /       0

--------
(1) None of the Named Executive Officers of the Company exercised options during the last completed fiscal year. Accordingly, columns in this table pertaining to the exercise of options have been omitted.
(2) Does not include options to acquire 400,000, 400,000 and 125,000 shares of Common Stock granted by the Principal Shareholders to Mr. Harris, Mr. Avril and Ms. Werth, respectively. See "Security Ownership of Certain Beneficial Owners and Management."

 EMPLOYMENT AGREEMENTS

  The Company entered into employment agreements with each of Messrs. Gellein and Adler and Ms. Werth for a term commencing in March, 1997 and ending in March, 2001. In addition, in November 1997, the Company entered into an employment agreement with Mr. Harris for a term commencing in November 1997 and ending in November 2001. Additionally, in late January 1998, the Company entered into an employment agreement with Mr. Patten for a term commencing in late January 1998 and ending in late January 2002. Each employee's employment by the Company is terminable at any time by either party, with or without cause. Pursuant to these agreements, Messrs. Gellein, Adler, Harris and Patten and Ms. Werth are entitled to receive an annual base salary in 1999 of $430,000, $430,000, $408,500, $177,500 and $275,000, respectively, as adjusted on January 1 of each year by the annual percentage increase in the Consumer Price Index, All Urban Consumers for the Orlando, Florida area. Mr. Harris' agreement provides that his annual base salary in each year shall not be less than 95% of the annual base salary payable in such year to the Company's Chief Executive Officer. Messrs. Gellein, Adler, Harris and Patten and Ms. Werth also are eligible to receive an annual performance bonus not to exceed 100%, 100%, 80%, 30% and 45%, respectively, of such employee's annual base salary, based upon the Company's achievement of certain predetermined performance goals. Mr. Harris is entitled to receive a minimum base salary and bonus aggregating not less than $500,000 in each of 1998 and 1999. Upon termination of employment, the employee is entitled to unpaid compensation for services rendered through the date of termination, together with employee benefits accrued through the date of termination. In addition, if the employee's employment by the Company is terminated, the employee is entitled to receive certain severance payments depending on the reason for termination (except with respect to Messrs. Gellein and Adler who will not be entitled to any severance payments). Upon a Change of Control (as defined in Mr. Harris' employment agreement), Mr. Harris is entitled to receive a payment equal to three times the sum of his then current annual base salary and the higher of
(i) his annual bonus payment for the immediately preceding year or (ii) his annual bonus payment for the year in which the Change of Control occurs, plus an amount equal to certain taxes required to be paid by Mr. Harris in connection with his receipt of the Change of Control payment and the acceleration of any of the stock options granted to him by the Company or the Principal Shareholders.

  The Company has granted each of Messrs. Gellein and Adler options to purchase 50,000 shares of Common Stock at an exercise price of $12.00 per share pursuant to the Stock Plan. The Company has also granted Ms. Werth options to purchase 75,000 shares of Common Stock at an exercise price of $11.00 per share pursuant to the Stock Plan. See "--Executive Compensation." In addition to the option granted to Mr. Harris in his prior capacity as an Eligible Director, the Company has granted to Mr. Harris an option to purchase 180,000 shares of Common Stock at an exercise price of $24.62 per share pursuant to the Stock Plan. The Company has also granted Mr. Patten an option to purchase 25,000 shares of Common Stock at an exercise price of $25.50 per share pursuant to the Stock Plan. See "--Executive Compensation."

  Under the terms of the employment agreements, Messrs. Gellein, Adler, Harris and Patten and Ms. Werth are prohibited from disclosing any confidential information or trade secrets of the Company. Messrs. Gellein, Adler, Harris and Patten and Ms. Werth are prohibited, during the term of their employment by the Company and for a period of one to two years thereafter (depending on the reason for termination but, in all events, two years for Messrs. Gellein and Adler) from (i) engaging in any business or becoming employed or otherwise rendering services to any company engaged in the timeshare or vacation ownership business and (ii) soliciting the employment of any employees of the Company.

  As described elsewhere herein, Mr. Avril resigned as an officer and employee of the Company effective December 31, 1998 and became a consultant to the Company effective January 1, 1999. Pursuant to Mr. Avril's resignation agreement, the Company and Mr. Avril terminated Mr. Avril's previous employment agreement, pursuant to which Mr. Avril was employed as the Company's Executive Vice President and Chief Operating Officer. In addition, the Company, among other things, agreed to pay to Mr. Avril all compensation earned by him through December 31, 1998 (an annual base salary and the opportunity to receive an annual performance bonus not to exceed 60% of his base salary). The Company also agreed to continue to pay all premiums and continue in effect until June 30, 2000 insurance covering medical and dental care for Mr. Avril, his spouse and dependents to the same extent as was provided to Mr. Avril by the Company as of December 31, 1998. Of the options to purchase 180,000 shares of Common Stock at an exercise price of $11.00 granted by the Company to Mr. Avril pursuant to the Stock Plan, options to purchase 90,000 shares of Common Stock continue to be held by Mr. Avril and options to purchase 90,000 shares of Common Stock were forfeited. Under the terms of Mr. Avril's resignation agreement, Mr. Avril is prohibited from disclosing confidential information or trade secrets of the Company and is prohibited for a period generally ending December 31, 2001 from (i) engaging in any business or becoming employed or otherwise rendering services to any company engaged in the timeshare or vacation ownership business and (ii) soliciting the employment of any employees of the Company. Under the terms of Mr. Avril's consulting services agreement with the Company, Mr. Avril agreed to provide consulting services at the Company's request for approximately 800 hours per calendar year during 1999 and 2000. The Company agreed to pay Mr. Avril an annual consulting fee of $125,000, payable monthly, and to reimburse Mr. Avril for expenses incurred by him in the performance of consulting services to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In addition to the transactions described under "Executive Compensation-- Employment Agreements," the Company engaged in during its last fiscal year, or contemplates engaging in during the current fiscal year, the transactions described below.

  The Principal Shareholders, who beneficially own in the aggregate approximately 55% of the issued and outstanding shares of Common Stock, are currently parties to a Shareholders' Agreement (the "Shareholders' Agreement"). Pursuant to the Shareholders' Agreement, the Principal Shareholders have agreed to vote their shares of Common Stock in favor of proxies solicited by the Board of Directors, unless each of Messrs. Gellein and Adler disagree with the position taken by the Board of Directors. The Shareholders' Agreement contains restrictions on the disposition of Common Stock and provides for certain rights of refusal. The Shareholders' Agreement will terminate and be of no further force and effect upon the earliest to occur of (i) the agreement of the Principal Shareholders to terminate the Shareholders' Agreement; (ii) March 5, 2007; and (iii) the date upon which one of the Principal Shareholders (treating all shares of Common Stock beneficially owned by Mr. Gellein as held by one Principal Shareholder and all shares of Common Stock beneficially owned by Mr. Adler as held by one Principal Shareholder) fails to own 5% of the Common Stock.

  The Company has entered into a Registration Rights Agreement, as amended (the "Registration Rights Agreement"), with the Principal Shareholders and certain executive officers and other current and former employees of the Company pursuant to which the Company is obligated to register the shares owned by such persons under the Securities Act of 1933, as amended (the "Securities Act"), at specified times and in specified amounts. Specifically, the Company, subject to certain exceptions and limitations, will, upon request, be required (i) at any time after March 5, 2000, to register all or a portion of the Common Stock (not to exceed 15% of the then outstanding Common Stock on any one occasion) owned by each of Messrs. Gellein and Adler on up to two separate occasions each in connection with an underwritten offering of any such Common Stock; (ii) on or about March 5, 1999 and March 5, 2000, to register up to 50% of the Common Stock held, or acquirable pursuant to the exercise of options granted by the Principal Shareholders, by each of the parties to the Registration Rights Agreement, other than the Principal Shareholders, on a delayed or continuous basis, but not as part of an underwriting (a "Shelf Registration"); provided, however, that the number of shares included in any such Shelf Registration may not exceed a maximum of 5% of the then outstanding Common Stock; (iii) on or about March 5, 2001, to register all of the Common Stock then held, or acquirable upon the exercise of options granted by the Principal Shareholders, by each of the parties to the Registration Rights Agreement, other than the Principal Shareholders, pursuant to a Shelf Registration; and (iv) to register all of the shares of Common Stock held, or acquirable pursuant to the exercise of options granted by the Principal Shareholders, by each party to the Registration Rights Agreement, other than the Principal Shareholders, pursuant to a Shelf Registration in the event of such party's death or disability, such party's termination of employment by the Company under certain circumstances or a change in control (as defined in the Registration Rights Agreement). The Company is required to use its best efforts to keep all registration statements relating to Shelf Registrations effective until the earlier to occur of the expiration of certain specified periods or such date as all of the Common Stock included therein has been sold.

  Under the Registration Rights Agreement, subject to certain exceptions and limitations, if the Company proposes to register any of its securities under the Securities Act for its own account or the account of another person pursuant to an underwriting, the parties to the Registration Rights Agreement may require the Company to include in such registration all or part of the shares of Common Stock held by such persons.

  The Company is required to pay all expenses incident to the performance of its obligations under the Registration Rights Agreement, other than any underwriting discounts and commissions, or transfer taxes relating to shares of Common Stock registered pursuant thereto.

  Each party to the Registration Rights Agreement has agreed, if such holder is so requested by an underwriter in an underwritten offering of the Company's securities (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any shares of Common Stock or other Company equity securities, including a sale pursuant to Rule 144 of the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of such underwritten offering. In addition, each of Messrs. Gellein and Adler have agreed not to exercise their rights to require the Company to register all or a portion of the Common Stock owned by them more than once during any 360-day period.

  The Company believes that all transactions disclosed above have been, and the Company's Board of Directors intends that any future transactions with its officers, directors, affiliates or principal shareholders will be, effected on terms that are no less favorable to the Company than those which would otherwise have been obtainable in arm's length transactions with unaffiliated third parties.

  THE MATERIAL IN THE FOLLOWING REPORT AND IN THE PERFORMANCE GRAPH IS NOT SOLICITING MATERIAL, IS NOT DEEMED FILED WITH THE COMMISSION, AND IS NOT INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, WHETHER MADE BEFORE OR AFTER THE DATE OF THIS PROXY STATEMENT AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN SUCH FILING.

                          REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

INTRODUCTION

  The Compensation Committee of the Company's Board of Directors (the "Committee") reviews and makes recommendations to the Board of Directors for the approval of salary and bonus arrangements for officers of the Company holding the title of Vice President or above and for any other employees of the Company or its subsidiaries having aggregate salary, bonus, and cash long-term incentives exceeding $200,000 per year (other than certain sales and marketing employees whose sales commissions, overrides and similar performance-driven compensation programs have been approved by the Board of Directors as part of the operating budget of the Company). The Committee also renews and makes recommendations to the Board of Directors for the approval of all material employee benefit plans, benefit and compensation structures for directors, and the targets and business hurdles that drive the payment of performance-based compensation. Additionally, the Committee serves as the program administrator for, and approves all stock option grants and other awards issued under, the Stock Plan. In acting upon these matters, the Committee considers, among other information, recommendations from the Co-Chief Executive Officers of the Company. The Board of Directors has final approval authority over all matters considered by the Committee other than the administration of, and the issuance of stock option grants and other awards under, the Stock Plan.

  During 1998, the members of the Committee were Steven J. Heyer (Chairman) and Laurence S. Geller. No member of the Committee was, during his tenure as a member, a then-current or former employee or officer of the Company or any of its subsidiaries.

GENERAL COMPENSATION POLICIES

  The Company's compensation program for executive officers is designed to attract, motivate, and retain qualified individuals having the skill, experience, and leadership necessary to manage the Company's present and future business in a manner consistent with the interests of shareholders. Accordingly, the policy strives to provide compensation opportunities, including current compensation and short- and long-term incentive awards, that are externally competitive and internally equitable. Because of the Company's recent and anticipated growth and its need to attract executives having the skills necessary to build and manage a larger business organization, the Committee attempts to establish compensation opportunities at levels that are competitive not only with those of other companies of the same size in the Company's industry, but also with those of larger companies in the same and related industries with whom the Company believes it must compete for executive talent. The Committee also strives to establish short- and long-term compensation opportunities that create compatibility between the interests of the Company's executives and the interests of the Company's shareholders.

EXECUTIVE COMPENSATION COMPONENTS

  The Company's compensation program for its executive officers consists of three principal components: (i) a base annual salary; (ii) a performance-based annual cash bonus; and (iii) stock options. The Committee believes that the cash bonus and stock option components of the Company's executive compensation provide short- and long-term incentives that align the interests of the Company's executive officers with the interests of its shareholders.

  Base Salary and Bonus Compensation. The Committee strives to set base salaries and bonus compensation at levels necessary to attract and retain executive officers having the skill and experience needed by the Company in light of its current and anticipated business activities. For the most recent fiscal year, the base salary and maximum cash bonus opportunity for each of the Company's executive officers (including the Named Executive Officers) were documented in an employment agreement that was negotiated with each executive. See "Executive Officers--Employment Agreements." The employment agreements for each of the Named Executive Officers except Mr. Harris and Mr. Patten were originally negotiated before the completion of the Company's initial public offering and the formation of the Committee, based upon management's discussions with the Company's underwriters and its review of compensation information derived from public company disclosure documents. Each executive employment agreement generally provides for a minimum annual salary adjustment based on changes in the cost of living index for the Orlando, Florida area, but the Committee may elect to approve and recommend a higher adjustment based upon its assessment of the factors described above and the executive's performance. Each employment agreement also provides a maximum annual cash bonus opportunity equal to a percentage of the executive's salary. The Committee considers and recommends to the full Board of Directors the cash bonus amount payable to each executive under this provision, as well as any discretionary bonuses, considering both individual and corporate performance. Bonuses payable to sales and marketing executives are generally linked to the achievement of specified sales goals.

  Stock Options. Long-term incentive award opportunities are provided through the Stock Plan, which is administered by the Committee. Although the Stock Plan authorizes a number of stock-based incentive programs, including incentive stock options, nonqualified stock options, stock appreciation rights, and phantom stock, to date the Committee has only issued nonqualified stock options under the Plan. In granting stock options, the Committee considers, among other factors, the executive's potential ability to positively influence the performance of the Company over the term of the option award.

CHIEF EXECUTIVE OFFICER COMPENSATION

  As Co-Chief Executive Officers, Messrs. Gellein and Adler were compensated during 1998 in accordance with the terms of their employment agreements described under "Executive Officers--Employment Agreements." These agreements were originally negotiated prior to the completion of the Company's initial public offering and the formation of the Committee. In February 1998, the Committee increased the base compensation for each individual from $360,000 to $400,000, and increased the maximum cash bonus opportunity for each individual from 60% to 100%, effective January 1, 1998. In February 1999, the Committee approved a cash bonus of $320,000 for each of Messrs. Gellein and Adler. In approving these bonuses, the Committee considered a number of quantitative and qualitative factors, including the increases in the Company's revenues, vacation ownership sales, net income, and net income per share during the 1998 fiscal year, and the additions to the Company's management, progress in developing proposed new resorts, and improvements in the Company's incremental cost of borrowing accomplished during the year. The Committee also considered the performance of the Company's stock price during 1998 and the relationship of that performance to the Company's operating results during the year. In February 1999, the Company increased the base compensation of each of Messrs. Gellein and Adler from $400,000 to $430,000, effective January 1, 1999. Messrs. Gellein and Adler are eligible to participate in the Stock Plan. The Committee did not grant any new stock options to Messrs. Gellein or Adler during 1998.

INTERNAL REVENUE CODE (S)162(M)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation's chief executive officer and four other most highly compensated executive officers in service at the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee currently intends to structure compensation amounts and plans that meet the requirements for deductibility, although the Committee also reserves the authority to award non-deductible compensation in such circumstances as it deems appropriate. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                                      MEMBERS OF THE COMPENSATION COMMITTEE

                                      Steven J. Heyer, Chairman
                                      Laurence S. Geller

                               PERFORMANCE GRAPH

  The graph below compares the cumulative total shareholder return on the Common Stock since initiation of trading of the Common Stock on February 28, 1997 through December 31, 1998 with (i) a group of peer issuers in the vacation ownership resort industry; (ii) the Russell 2000 Index and (iii) the S & P 500 Index (assuming the investment on February 28, 1997 of $100 in each of the Company's Common Stock, the peer group, the Russell 2000 Index and the S & P 500 Index and the reinvestment of dividends, if any). The Company believes that the Russell 2000 Index more appropriately reflects the market movement of publicly-traded companies such as the Company that have smaller market capitalizations than the companies included in the S & P 500 Index. The Company is included in the Russell 2000 Index but is not included in the S & P 500 Index. In accordance with the rules promulgated by the Commission, the Company is required to include the S & P 500 Index for the current year. The Company does not believe that the stock price performance shown on the graph below is necessarily indicative of future price performance.

  The common stocks of the following companies have been included in the peer group index: Bluegreen Corporation, Fairfield Communities, Inc., Sunterra Corporation, Silverleaf Resorts, Inc., and Trendwest Resorts, Inc. Each of Silverleaf Resorts, Inc. and Trendwest Resorts, Inc. was added to the peer group index as of the end of the month in which it completed its initial public offering.

                COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN
                   AMONG VISTANA, INC., THE S & P 500 INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

                       [PERFORMANCE GRAPH APPEARS HERE]

   Research Data Group                         Peer Group Total Return Worksheet


Vistana Inc (VSTN)

                                                                              Cumulative Total Return
                  ---------------------------------------------------------------------------------------------------------------
                  2/97   3/97   4/97   5/97   6/97   7/97   8/97   9/97   10/97   11/97   12/97   1/98   2/98   3/98   4/98  5/98
VISTANA, INC.     100     94     80     99     129    143    151    179    191     184     192     213    215    221    210   177
PEER GROUP        100     83     81    105     116    135    142    174    166     171     158     163    156    154    156   133
S & P 500         100     96    102    108     113    122    115    121    117     122     125     126    135    142    143   141
RUSSELL 2000      100     95     96    106     111    116    119    127    122     121     123     121    130    135    136   131

                    ---------------------------------------------
                    6/98   7/98  8/98   9/98  10/98  11/98  12/98
VISTANA, INC.        153    120  107     107    93    118    117
PEER GROUP           126     87   76      67    77     88     93
S & P 500            147    145  124     132   143    151    160
RUSSELL 2000         132    121   97     105   109    115    122

        PROPOSAL 2: RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS

  The Company has engaged KPMG to audit the Company's financial statements for fiscal 1999. KPMG audited the Company's financial statements for fiscal 1998 and the decision to retain KPMG has been approved by the Audit Committee. The Board of Directors is requesting that the shareholders ratify the engagement of KPMG. A representative of KPMG is expected to attend the Annual Meeting and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE ENGAGEMENT OF KPMG.

                              GENERAL INFORMATION

2000 ANNUAL MEETING OF SHAREHOLDERS

  Notice of any shareholder proposal that is intended to be included in the Company's proxy statement and form of proxy for its next Annual Meeting of Shareholders must be received by the secretary of the Company no later than November 17, 1999. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Exchange Act. In addition, the persons named in the proxy for the next Annual Meeting will have discretionary authority to vote with respect to any matter that is brought by any shareholder during the meeting and that is not described in the proxy statement for such meeting if the Company does not receive written notice, on or before January 31, 2000, that such matters would be raised at the meeting. Any notices regarding shareholder proposals must be received by the Company at its principal executive offices at 8801 Vistana Centre Drive, Orlando, Florida 32821, Attention: Corporate Secretary.

ANNUAL REPORTS

  The Company's 1998 Annual Report to Shareholders is being mailed to shareholders together with this Proxy Statement; however, the report is not part of the proxy solicitation materials.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (EXCLUDING EXHIBITS), AS FILED WITH THE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST MADE TO INVESTOR RELATIONS, VISTANA, INC., 8801 VISTANA CENTRE DRIVE, ORLANDO, FLORIDA 32821, TELEPHONE (407) 239-3568.

--------------------------------------------------------------------------------
                                 VISTANA, INC.

  This Proxy is Solicited on Behalf of the Board of Directors of Vistana, Inc.

  The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Raymond L. Gellein, Jr., Jeffrey A. Adler, Charles
E. Harris and Susan Werth, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Vistana, Inc. owned of record by the undersigned at the 1999 Annual Meeting of Shareholders to be held at the Hyatt Regency Grand Cypress, One Grand Cypress Boulevard, Orlando, Florida on Wednesday, April 28, 1999 at 11:00 a.m., local time, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof.

ELECTION OF DIRECTORS

  Nominees for Three-Year Term Expiring at 2002 Annual Meeting of Shareholders:

   Raymond L. Gellein, Jr.
   James G. Brocksmith, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

  You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The proxies cannot vote your shares unless you sign and return this card.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


[X] Please Mark Your Votes As in this Example.

  This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all of the Board of Directors nominees, and FOR ratification of the engagement of KPMG LLP as Vistana, Inc.'s independent auditors for 1999.

1. Election of Directors (see reverse)
      [_] FOR ALL NOMINEES (except as      [_] WITHHOLD AUTHORITY to vote for
          indicated on reverse)            all nominees.

2. Ratification of Engagement of KPMG
   LLP...................................  FOR [_]   AGAINST [_]   ABSTAIN [_]

The Board of Directors recommends a        Do you plan to attend the Annual
vote FOR these proposals.                  Meeting  [_]  Yes  [_]  No

                                           Dated: __________________ , 1999

                                           --------------------------------
                                                     (Signature)

                                           --------------------------------
                                                     (Signature)

                                           Please sign exactly as name appears
                                           on stock certificate(s). Joint
                                           owners should each sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such.

                                                    (SEE REVERSE SIDE)
--------------------------------------------------------------------------------